Exhibit 99.1




                           For Immediate Release
                     For Further Information, Contact:
                 Brian Arsenault, SVP, Investor Relations
                               207 761-8517


                       Banknorth Group to Present
            At Lehman Brothers Financial Services Conference

Portland, Maine, May 5, 2004 - Banknorth Group, Inc. (NYSE: BNK) announced today that William J. Ryan, the Company's Chairman, President, and Chief Executive Officer, will present at the Lehman Brothers Financial Services Conference in London on May 13, 2004 at 8:00 a.m. British Summer Time (3:00 a.m. EDT).

A webcast of the presentation will also be available at www.banknorth.com by accessing the Investor Relations area. An archive of the webcast will be maintained on the Company's website following the conference. The presentation materials will also be posted at the Company's website as of the presentation date.

Banknorth Group is a $26.9 billion banking and financial services holding company headquartered in Portland, Maine. The Company offers banking and financial services in every New England state except Rhode Island and in upstate New York.